UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2024

Barings Capital Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-01348	85-0654007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina	28202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
Not Applicable
(Former name or former address, if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.
The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.
Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 15, 2024, Barings Capital Investment Corporation (“BCIC”) entered into a second amended and restated senior secured credit agreement (the “Amended ING Credit Agreement”), among BCIC, as borrower, the lenders party thereto, and ING Capital LLC (“ING”), as administrative agent, arranger and sole bookrunner, which amended and restated that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 30, 2021, by and among, among others, BCIC, as borrower, the lenders party thereto, and ING, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, and giving effect to the Amended ING Credit Agreement, the “ING Credit Facility”).
The Amended ING Credit Agreement, among other changes, (a) extended the revolving period under the ING Credit Facility from April 30, 2025 to a scheduled end date of June 30, 2027 or, if earlier, the date the commitment period is terminated under the Amended ING Credit Agreement; (b) extended the stated maturity date from April 30, 2026 to the earliest of (i) June 30, 2028 or (ii) the date that is one year after the termination of the commitment period under the ING Credit Facility, unless, in each case, the ING Credit Facility is earlier terminated under the Amended ING Credit Agreement in connection with a Liquidity Event (as defined below) involving BCIC; (c) adjusted the interest rate charged on borrowings under the ING Credit Facility from an applicable spread of either the term SOFR plus 2.15% plus a credit spread adjustment of 0.10% for borrowings with an interest period of one month, 0.15% for borrowings with an interest period of three months, or 0.25% for borrowings with an interest period of six months, to an applicable spread of 2.00% plus a credit spread adjustment of 0.10%; and (d) increased the total commitments available to BCIC under the ING Credit Facility from $625 million to $710 million, of which $300 million has been reallocated from revolving commitments to term loan commitments. For purposes of the Amended ING Credit Agreement, a “Liquidity Event” means a corporate control transaction or similar event (which may include a transaction with an affiliated entity, including an affiliated business development company), such as a strategic sale of BCIC or all or substantially all of BCIC’s assets to, or a merger with, another entity, for consideration payable to stockholders of BCIC of cash or publicly listed securities of such other entity (or a combination of cash and such publicly listed securities).
The above summary is not complete and is qualified in its entirety to the full text of the Amended ING Credit Agreement and related documents, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*
Second Amended and Restated Senior Secured Credit Agreement, dated as of November 15, 2024, among Barings Capital Investment Corporation, as borrower, the lenders party thereto and ING Capital LLC, as administrative agent, arranger and sole bookrunner

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings Capital Investment Corporation

Date: November 19, 2024	By:	/s/ Elizabeth A. Murray
Elizabeth A. Murray
Chief Financial Officer and Chief Operating Officer